EXHIBIT 99.1

                            DISTRIBUTION AGREEMENT



            DISTRIBUTION AGREEMENT dated as of September 24, 1996 (the "Agreement") between Melville Corporation, a New York corporation
("Melville"), Footstar, Inc., a Delaware corporation ("Footstar"), and Footaction Center, Inc., a California corporation.

                             W I T N E S S E T H:

            WHEREAS, Footstar is presently a wholly owned Subsidiary of Melville;

            WHEREAS, the Board of Directors of Melville has determined that it is in the best interest of Melville, its shareholders and Footstar that all shares of Footstar Common Stock owned by Melville be distributed pro rata to Melville's shareholders;

            WHEREAS, Melville and Footstar are concurrently herewith entering into the Tax Disaffiliation Agreement;

            WHEREAS, the parties hereto desire to set forth herein the principal corporate transactions to be effected in connection with the Distribution and certain other matters relating to the relationship and the respective rights and obligations of the parties following the Distribution;

            NOW, THEREFORE, the parties hereto agree as follows:


                                  ARTICLE I

                                 DEFINITIONS

            Section 1.01. Definitions. The following terms, as used herein, have the following meanings:

            "Action" means any claim, suit, action, arbitration, inquiry, investigation or other proceeding by or before any court, governmental or other regulatory or administrative agency or commission or any other tribunal.

            "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such other Person. For the purposes of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Check Services" has the meaning set forth in Schedule 6.01(A).

            "Claims Services" has the meaning set forth in Schedule 6.01(B).

            "Commission" means the Securities and Exchange Commission.

            "Contributed Subsidiaries" means (i) each of the corporations or other entities that, as of the Distribution, own or operate Melville's Meldisco, Footaction, and Thom McAn businesses, divisions or operating units,
(ii) Meldisco (Europe) Purchasing Ltd. ("MEP") and (iii) the respective Subsidiaries (and holding companies (other than Footstar and Melville)) of the Persons referred to in clauses (i) and (ii).

            "Costs" means, with respect to Services provided hereunder, any and all (i) costs incurred by Melville or its Affiliates in connection with or with respect to performing the Services hereunder (including all costs and charges referred to in the Exhibits hereto) that are consistent with the nature of costs charged by Melville in connection with the provision by Melville of comparable services to its Subsidiaries prior to the Distribution (which costs in the case of Check Services will be those set forth in Schedule 6.01(A)) and (ii) incremental costs of performing or providing any Service hereunder that are incurred as a result of or otherwise arise from any third party consent required in connection with (x) the provision of such Service hereunder or (y) the performance by Melville or its Affiliates of its obligations with respect thereto.

            "Distribution" means a distribution by Melville on the Distribution Date of all Footstar Common Stock owned by it to the holders of Melville Common Stock (other than Melville Restricted Shareholders) as of the Record Date.

            "Distribution Agent" means Mellon Shareholder Services, LLC.

            "Distribution Date" means the day as of which the Distribution shall be effected.

            "Distribution Documents" means all of the agreements and other documents entered into in connection with the Distribution as contemplated hereby, including, without limitation, this Agreement and the Tax
Disaffiliation Agreement.

            "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, permits, licenses and governmental restrictions, whether now or hereafter in effect, relating to the environment, the effect of the environment on human health or to emissions, discharges, releases, manufacturing, storage, processing, distribution, use, treatment, disposal, transportation or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic, radioactive or hazardous substances or wastes or the clean-up or other remediation thereof.

            "FCI" means Footaction Center, Inc., a California corporation.

            "Finally Determined" means, with respect to any Action or other matter, that the outcome or resolution of such Action or matter has been judicially determined by judgment or order not subject to further appeal or discretionary review.

            "Footstar Business" means (i) the businesses and operations (including, without limitation, the footwear and footwear-related manufacturing, purchasing, distribution and sales operations and activities)
(x) associated with the Meldisco (including Pimento), Footaction (including Open Country and Fan Club) or Thom McAn (including BOQ, Pimento and Smart
Step) retail chains or (y) otherwise of the Footstar Group, in each case whether conducted prior to, on or after the Distribution Date, and (ii) all footwear and footwear-related manufacturing operations of the Melville Group (and the respective predecessors of Persons in the Melville Group) conducted prior to the Distribution Date; provided that "Footwear Business" shall exclude any business or activity of Computer Development, Inc., Melville Equipment Leasing Corporation, MC Retail, Inc., Melville Realty Company and their direct and indirect Subsidiaries, and any business or activity related to the Bob's Stores or Marshalls businesses.

            "Footstar Common Stock" means the common stock, par value $.01 per share, of Footstar.

            "Footstar Group" means Footstar and its Subsidiaries (including the Contributed Subsidiaries) as of (and, except where the context clearly indicates otherwise, after) the Distribution Date (including all predecessors to such Persons).

            "Footstar Liabilities" means all (i) Liabilities of the Footstar Group under this Agreement, (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities, whether arising before, on or after the Distribution Date, of or relating to the Footstar Group or arising from or in connection with the conduct of the Footstar Business or the ownership or use of assets in connection therewith, including without limitation any Liabilities arising under or relating to Environmental Laws, and (iii) Liabilities of the Footstar Group set forth in
Schedule 5.01 hereto. Notwithstanding the foregoing, "Footstar Liabilities" shall exclude: (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement) and (y) any Liabilities specifically retained or assumed by Melville pursuant to this Agreement.

            "Form 10" means the registration statement on Form 10 filed by Footstar with the Commission on March 27, 1996 to effect the registration of Footstar Common Stock pursuant to the 1934 Act in connection with the Distribution, as such registration statement may be amended from time to time.

            "Group" means, as the context requires, the Footstar Group or the Melville Group.

            "Guaranteed Lease" has the meaning assigned to such term in
Section 7.01.

            "Indemnified Party" has the meaning set forth in Section 4.04.

            "Indemnifying Party" has the meaning set forth in Section 4.04.

            "Information Statement" means the information statement to be sent to each holder of Melville Common Stock in connection with the Distribution.

            "IRS" means the Internal Revenue Service.

            "Lease Guarantee" has the meaning assigned to such term in Section 7.01.

            "Liabilities" means any and all claims, debts, liabilities and obligations, absolute or contingent, matured or not matured, liquidated or unliquidated, accrued or unaccrued, known or unknown, whenever arising, including all costs and expenses relating thereto, and including, without limitation, those debts, liabilities and obligations arising under this Agreement, any law, rule, regulation, any action, order, injunction or consent decree of any governmental agency or entity, or any award of any arbitrator of any kind, and those arising under any agreement, commitment or undertaking.

            "Losses" means, with respect to any Person, any and all damage, loss, liability and expense incurred or suffered by such Person (including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any and all Actions or threatened Actions).

            "Melville Common Stock" means the common stock, par value $1 per share, of Melville.

            "Melville Group" means Melville and its Subsidiaries (other than any Subsidiary or member of, or other entity in, the Footstar Group).

            "Melville Liabilities" means all (i) Liabilities of the Melville Group under this Agreement and (ii) except as otherwise specifically provided herein or in the Tax Disaffiliation Agreement, other Liabilities, whether arising before, on or after the Distribution Date, of or relating to the Melville Group or arising from or in connection with the conduct of the businesses of the Melville Group (other than the Footstar Business) or the ownership or use of assets in connection therewith, including without limitation any Liabilities arising under or relating to Environmental Laws. Notwithstanding the foregoing, "Melville Liabilities" shall exclude (x) any Liabilities for Taxes (since such Liabilities shall be governed by the Tax Disaffiliation Agreement) and (y) any Liabilities specifically retained or assumed by Footstar pursuant to this Agreement.

            "Melville Restricted Shareholder" has the meaning that is assigned to such term in the Form 10.

            "1933 Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "1934 Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a governmental or political subdivision or an agency or instrumentality thereof.

            "Record Date" means the date determined by Melville's Board of Directors (or determined by a committee of such Board of Directors or by the Chairman of the Board of Melville pursuant to authority delegated to such committee or Chairman by Melville's Board of Directors) as the record date for determining the holders of Melville Common Stock entitled to receive the Distribution.

            "Subsidiary" means, with respect to any Person, any other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

            "Tax" means Tax as such term is defined in the Tax Disaffiliation Agreement.

            "Tax Disaffiliation Agreement" means the Tax Disaffiliation Agreement dated as of the date hereof between Melville and Footstar.

            "Third-Party Claim" has the meaning set forth in Section 4.05.


                                  ARTICLE II

                           CONTRIBUTIONS TO FOOTSTAR

            Section 2.01. Contribution of Contributed Subsidiaries. Effective prior to or as of the Distribution Date, Melville shall contribute or transfer to Footstar or to one or more wholly owned Subsidiaries of Footstar all the outstanding shares of capital stock of, or other ownership interests in, each of the Contributed Subsidiaries (except for the minority interest of Kmart Corporation in Meldisco's store subsidiaries).

            Section 2.02. Transfers of Certain Other Assets; Assumption of Certain Tax Liabilities. (a) Effective prior to or as of the Distribution Date or as soon as practicable after the Distribution Date, subject to receipt of any necessary consents or approvals of third parties or of governmental or regulatory agencies or authorities and subject to Section 9.05, (a) Melville shall, or shall cause the relevant member of the Melville Group to, assign, contribute, convey, transfer and deliver ("Transfer") to Footstar or to one or more of Footstar's wholly owned Subsidiaries all of the right, title and interest of Melville or such member of the Melville Group in and to all assets held by any member of the Melville Group that relate solely to the Footstar Business (and not to the businesses of the Melville Group) and Footstar shall assume and take transfer of all liabilities associated with such assets, and
(b) Footstar shall, or shall cause the relevant member of the Footstar Group to, Transfer to Melville or to one or more members of the Melville Group all of the right, title and interest of Footstar or such member of the Footstar Group in and to all assets held by any member of the Footstar Group that relate solely to the businesses of the Melville Group (and not to the Footstar Business) and Melville shall assume and take transfer of all liabilities associated with such assets.

            (b) Effective as of the time of Transfer of any asset by the Melville Group to the Footstar Group pursuant to Section 2.02(a), the Footstar Group shall assume all Tax liabilities attributable to such asset and the businesses related thereto (to the extent attributable to the Footstar Business) in respect of all periods prior to such time.

            Section 2.03. Agreement Relating To Consents Necessary To Transfer Assets. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer or assign any asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the necessary consent of a third party, would constitute a breach or other contravention thereof or in any way adversely affect the rights of Footstar or Melville thereunder. Footstar and Melville will, subject to Section 9.05, use their reasonable efforts to obtain the consent of any third party or any governmental or regulatory agency or authority, if any, required in connection with the transfer or assignment pursuant to Section 2.02 of any such asset or any claim or right or any benefit arising thereunder. If such required consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of the transferor thereunder so that the intended transferee would not in fact receive all such rights, Footstar and Melville will cooperate in a mutually agreeable arrangement under which the intended transferee would obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including sub-contracting, sub-licensing or sub-leasing to such transferee, or under which the transferor would enforce for the benefit of the transferee, with the transferee assuming the transferor's obligations, any and all rights of the transferor against a third party thereto.


                                  ARTICLE III

                               THE DISTRIBUTION

            Section 3.01. Cooperation Prior to the Distribution. (a) Melville and Footstar shall prepare, and Footstar shall file with the Commission, the Form 10, which shall include or incorporate by reference the Information Statement which shall set forth appropriate disclosure concerning Footstar and the Distribution. Melville and Footstar shall use reasonable efforts to cause the Form 10 to become effective under the 1934 Act as soon as practicable. After the Form 10 has become effective, Melville shall mail the Information Statement to the holders of Melville Common Stock as of the Record Date.

            (b) Melville and Footstar shall cooperate in preparing, filing with the Commission and causing to become effective any registration statements or amendments thereto that are appropriate to reflect the establishment of or amendments to any employee benefit and other plans contemplated by this Agreement.

            (c) Melville and Footstar shall take all such action as may be necessary or appropriate under the securities or blue sky laws of states or other political subdivisions of the United States in connection with the transactions contemplated by this Agreement.

            (d) Footstar shall prepare, file and pursue an application to permit listing of the Footstar Common Stock on the New York Stock Exchange.

            Section 3.02. Melville Board Action; Conditions Precedent to the Distribution. Melville's Board of Directors shall, in its discretion, establish (or delegate authority to establish) the Record Date and the Distribution Date and any appropriate procedures in connection with the Distribution. In no event shall the Distribution occur unless the following conditions shall have been waived by Melville or shall have been satisfied:

            (i)   the Form 10 shall have become effective under the 1934 Act;

            (ii) the Footstar Common Stock to be delivered in the Distribution shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

            (iii) the Board of Directors of Melville shall be satisfied that
      (a) both before and after giving effect to the Distribution, Melville is not and would not be insolvent within the meaning of Section 510 of the Business Corporation Law of the State of New York (in that (i) the fair value of Melville's assets would exceed its liabilities (ii) Melville would be able to pay its liabilities as they mature and become absolute and (iii) Melville would not have unreasonably small capital with which to engage in its business), and (b) the Distribution will be made out of surplus within the meaning of Section 510 of the Business Corporation Law of the State of New York (in that Melville's net assets remaining after the Distribution will exceed the aggregate par value of Melville's outstanding capital stock);

            (iv) Melville's Board of Directors shall have approved the Distribution and shall not have abandoned, deferred or modified the Distribution at any time prior to the Record Date;

            (v) the contributions referred to in Section 2.01 of this Agreement shall have been effected;

            (vi) Footstar's Board of Directors, as named in the Information Statement, shall have been elected by Melville, as sole stockholder of Footstar, and Footstar's certificate of incorporation (the "Restated Footstar Charter") and bylaws, in substantially the forms attached as Exhibits A and B, respectively, hereto shall be in effect;

            (vii) the Tax Disaffiliation Agreement shall have been duly executed and delivered by the parties thereto;

            (viii) Melville shall have received an opinion of counsel satisfactory to Melville as to the tax-free nature of the Distribution; and

            (ix) a credit facility shall have been made available to Footstar by its lenders on terms and in an amount satisfactory to Melville and Footstar.

            Section 3.03. The Distribution. Subject to the terms and conditions set forth in this Agreement, (i) prior to the Distribution Date, Melville shall deliver to the Distribution Agent for the benefit of holders of record of Melville Common Stock on the Record Date, a stock certificate or certificates, endorsed by Melville in blank, representing all of the then outstanding shares of Footstar Common Stock owned by Melville, (ii) the Distribution shall be effective on the Distribution Date and (iii) Melville shall instruct the Distribution Agent to distribute, on or as soon as practicable after the Distribution Date, to each holder of record of Melville Common Stock (other than any Melville Restricted Shareholder) as of the Record Date 0.2879 shares of Footstar Common Stock for each one share of Melville Common Stock so held. Footstar agrees to provide all certificates for shares of Footstar Common Stock that Melville shall require (after giving effect to Section 3.04) in order to effect the Distribution.

            Section 3.04. Subdivision of Footstar Common Stock to Accomplish the Distribution. Effective upon the filing of the Restated Footstar Charter with the Secretary of State of the State of Delaware, each share of Footstar Common Stock then issued and outstanding shall, without any action on the part of the holder thereof, be subdivided and converted into that number of fully paid and non-assessable shares of Footstar Common Stock issued and outstanding equal to the number of shares of Melville Common Stock outstanding on the Record Date (excluding shares of restricted stock held by Melville employees expected to remain Melville employees after the Distribution) times 0.2879 divided by the number of shares of Footstar Common Stock outstanding immediately prior to such filing.

            Section 3.05. Fractional Shares. No certificates representing fractional shares of Footstar Common Stock will be distributed in the Distribution. The Distribution Agent will be directed to determine the number of whole shares and fractional shares of Footstar Common Stock allocable to each holder of Melville Common Stock as of the Record Date. Upon the determination by the Distribution Agent of such number of fractional shares, as soon as practicable after the Distribution Date, the Distribution Agent, acting on behalf of the holders thereof, shall sell such fractional shares for cash on the open market and shall disburse the appropriate portion of the resulting cash proceeds to each holder entitled thereto.


                                  ARTICLE IV

                               INDEMNIFICATION

            Section 4.01.  Footstar Indemnification of the Melville Group.
(a) Subject to Section 4.03, on and after the Distribution Date, Footstar shall indemnify, defend and hold harmless the Melville Group and the respective directors, officers and Affiliates of each Person in the Melville Group (the "Melville Indemnitees") from and against any and all Losses incurred or suffered by any of the Melville Indemnitees (i) arising out of, or due to the failure of any Person in the Footstar Group to pay, perform or otherwise discharge, any of the Footstar Liabilities or (ii) arising out of or in connection with the provision by the Melville Group of services to the Footstar Group under Article VI.

            (b) Subject to Section 4.03, Footstar shall indemnify, defend and hold harmless each of the Melville Indemnitees and each Person, if any, who controls any Melville Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Form 10 or any amendment thereof or the Information Statement (as amended or supplemented if Footstar shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Footstar in writing by Melville expressly for use therein.

            (c) Subject to Section 4.03, on and after the Distribution Date, FCI shall indemnify, defend and hold harmless each of the Melville Indemnitees from and against any and all Losses incurred or suffered by any of the Melville Indemnitees due to the failure of any Person in the Footstar Group to pay, perform or otherwise discharge its obligations under any of the Guaranteed Leases or otherwise arising out of or with respect to any of the Guaranteed Leases or Lease Guarantees.

            Section 4.02. Melville Indemnification of Footstar Group. (a) Subject to Section 4.03, on and after the Distribution Date, Melville shall indemnify, defend and hold harmless the Footstar Group and the respective directors, officers and Affiliates of each Person in the Footstar Group (the "Footstar Indemnitees") from and against any and all Losses incurred or suffered by any of the Footstar Indemnitees and arising out of, or due to the failure of any Person in the Melville Group to pay, perform or otherwise discharge, any of the Melville Liabilities.

            (b) Subject to Section 4.03, Melville shall indemnify, defend and hold harmless each of the Footstar Indemnitees and each Person, if any, who controls any Footstar Indemnitee within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against any and all Losses caused by any untrue statement or alleged untrue statement of a material fact contained in the Form 10 or any amendment thereof or the Information Statement (as amended or supplemented if Footstar shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to Footstar in writing by Melville expressly for use therein.

            Section 4.03. Insurance; Third Party Obligations; Tax Benefits. Any indemnification pursuant to Sections 4.01 or 4.02 shall be paid net of the amount of any insurance or other amounts that would be payable by any third party to the Indemnified Party (as defined below) in the absence of this Agreement (irrespective of time of receipt of such insurance or other amounts) and net of any tax benefit to the Indemnified Party attributable to the relevant payment or Liability. It is expressly agreed that no insurer or any other third party shall be (i) entitled to a benefit it would not be entitled to receive in the absence of the foregoing indemnification provisions, (ii) relieved of the responsibility to pay any claims to which it is obligated or
(iii) entitled to any subrogation rights with respect to any obligation hereunder.

            Section 4.04. Notice and Payment of Claims. If any Melville Indemnitee or Footstar Indemnitee (the "Indemnified Party") determines that it is or may be entitled to indemnification by any party (the "Indemnifying Party") under Article IV (other than in connection with any Action subject to
Section 4.05), the Indemnified Party shall deliver to the Indemnifying Party a written notice specifying, to the extent reasonably practicable, the basis for its claim for indemnification and the amount for which the Indemnified Party reasonably believes it is entitled to be indemnified. Within 30 days after receipt of such notice, the Indemnifying Party shall pay the Indemnified Party such amount in cash or other immediately available funds unless the Indemnifying Party objects to the claim for indemnification or the amount thereof. If the Indemnifying Party does not give the Indemnified Party written notice objecting to such indemnity claim and setting forth the grounds therefor within such 30-day period, the Indemnifying Party shall be deemed to have acknowledged its liability for such claim and the Indemnified Party may exercise any and all of its rights under applicable law to collect such amount. In the event of such a timely objection by the Indemnifying Party, the amount, if any, that is Finally Determined to be required to be paid by the Indemnifying Party in respect of such indemnity claim shall be paid by the Indemnifying Party to the Indemnified Party in cash within 15 days after such indemnity claim has been so Finally Determined.

            Section 4.05.  Notice and Defense of Third-Party Claims.
Promptly following the earlier of (i) receipt of notice of the commencement by a third party of any Action against or otherwise involving any Indemnified Party or (ii) receipt of information from a third party alleging the existence of a claim against an Indemnified Party, in either case, with respect to which indemnification may be sought pursuant to this Agreement (a "Third-Party Claim"), the Indemnified Party shall give the Indemnifying Party written notice thereof. The failure of the Indemnified Party to give notice as provided in this Section 4.05 shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent that the Indemnifying Party is prejudiced by such failure to give notice. Within 15 days after receipt of such notice, the Indemnifying Party may (i) by giving written notice thereof to the Indemnified Party, acknowledge liability for such indemnification claim and at its option elect to assume the defense of such Third-Party Claim at its sole cost and expense or (ii) object to the claim for indemnification set forth in the notice delivered by the Indemnified Party pursuant to the first sentence of this Section 4.05; provided that if the Indemnifying Party does not within such 15-day period give the Indemnified Party written notice objecting to such indemnification claim and setting forth the grounds therefor, the Indemnifying Party shall be deemed to have acknowledged its liability for such indemnification claim. If the Indemnifying Party has elected to assume the defense of a Third-Party Claim,
(x) the defense shall be conducted by counsel retained by the Indemnifying Party and reasonably satisfactory to the Indemnified Party, provided that the Indemnified Party shall have the right to participate in such proceedings and to be represented by counsel of its own choosing at the Indemnified Party's sole cost and expense; and (y) the Indemnifying Party may settle or compromise the Third Party Claim without the prior written consent of the Indemnified Party so long as such settlement includes an unconditional release of the Indemnified Party from all claims that are the subject of such Third Party Claim, provided that the Indemnifying Party may not agree to any such settlement pursuant to which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld.
If the Indemnifying Party does not assume the defense of a Third-Party Claim for which it has acknowledged liability for indemnification hereunder, the Indemnified Party may require the Indemnifying Party to reimburse it on a current basis for its reasonable expenses of investigation, reasonable attorney's fees and reasonable out-of-pocket expenses incurred in defending against such Third-Party Claim and the Indemnifying Party shall be bound by the result obtained with respect thereto by the Indemnified Party; provided that the Indemnifying Party shall not be liable for any settlement effected without its consent, which consent shall not be unreasonably withheld. The Indemnifying Party shall pay to the Indemnified Party in cash the amount, if any, for which the Indemnified Party is entitled to be indemnified hereunder within 15 days after such Third Party Claim has been Finally Determined, in the case of an indemnity claim as to which the Indemnifying Party has acknowledged liability or, in the case of any indemnity claim as to which the Indemnifying Party has not acknowledged liability, within 15 days after such Indemnifying Party's objection to liability hereunder has been Finally Determined.

            Section 4.06. Contribution. If for any reason the indemnification provided for in Section 4.01 or 4.02 is unavailable to any Indemnified Party, or insufficient to hold it harmless, then the Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect all relevant equitable considerations.

            Section 4.07. Non-Exclusivity of Remedies. The remedies provided for in this Article IV are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.


                                   ARTICLE V

                               EMPLOYEE MATTERS

            Section 5.01. Employee Matters Generally. With respect to employee matters and employee benefits arrangements, the parties hereto agree as set forth in Schedule 5.01.

            Section 5.02. Restriction on Solicitation or Employment of Employees. During the period commencing on the Distribution Date and ending on the second anniversary of the Distribution Date, neither Group shall solicit to employ or employ any management (other than in-store management) level employee of the other Group (the "Employer Group"), unless (i) such a management individual of an Employer Group that is proposed to be solicited for employment or employed by the other Group shall theretofore have been, or shall theretofore have received notice that he or she will be, involuntarily terminated by such Employer Group or (ii) at least six months shall have elapsed following the cessation of such management individual's employment by such Employer Group.


                                  ARTICLE VI

                         CERTAIN TRANSITIONAL SERVICES

            Section 6.01. Provision of Services. On the terms and conditions set forth in this Agreement, in order to assist in effecting an orderly transition following the Distribution, the Melville Group will provide to or perform for the Footstar Group and the Footstar Group will purchase from the Melville Group (and, in the case of tax services, the Footstar Group will provide to the Melville Group), for the transitional period specified in
Section 6.02, (A) the Check Services as provided in Schedule 6.01(A) below,
(B) claims administration services with respect to general liability insurance as provided in Schedule 6.01(B) below, and (C) tax services ("Tax Services") as specified in the Tax Disaffiliation Agreement ((A), (B), and (C) being the "Services").

            Section 6.02.  Duration of Provision and Purchase of Services.
The Services shall be offered by the Melville Group and purchased by Footstar through the first anniversary of the Distribution Date (except for Tax Services, which are to be offered reciprocally by the parties through December 31, 1997), subject to the right, if any, of a party to terminate its respective obligation to provide or purchase Services hereunder as provided in Schedule 6.01(A) or 6.01(B) or in the Tax Disaffiliation Agreement and unless the provision of any such Service is theretofore terminated by Melville pursuant to Section 9.02 hereof.

            Section 6.03. Nature and Scope of Provision of Services. The nature, scope and timing of provision of Services to be provided by the Melville Group to the Footstar Group hereunder shall be substantially consistent with the nature, scope and timing of Melville's comparable services provided to its Subsidiaries prior to the Distribution.

            Section 6.04. Charges and Payment for Services. Except with respect to Tax Services, Footstar shall pay or reimburse Melville for all Costs attributable to the provision or performance by Melville of Services hereunder. Except as provided in Schedule 6.01(B) or in the Tax Disaffiliation Agreement, (i) all Costs required to be paid or reimbursed to Melville hereunder shall be invoiced monthly by Melville and (ii) invoiced amounts shall be due and payable by Footstar in cash within ten (10) days from date of receipt of such invoice therefor.

            Section 6.05. Verification of Services and Costs. (a) Footstar shall, during normal business hours and with reasonable prior notice to Melville, have reasonable access to the properties, offices, books and records of Melville for the purpose of observing that Services are being procured or performed in accordance with the terms of this Agreement relevant to the procurement or performance of such Services and to verify Cost amounts.

            (b) Melville and Footstar shall, from time to time but not more often than once each month, review the basis and amounts of Costs charged hereunder. In the course of such review, the parties shall in good faith, (i) establish principles for determining Costs to be charged hereunder on a prospective basis and (ii) determine the amount of any adjustment, if any, payable by a party to the other with respect to Costs charged and reimbursed in respect of any preceding period.

            Section 6.06. Exculpation; Force Majeure. (a) No Melville Indemnitee shall be liable to any other Person for any Losses directly or indirectly arising out of, relating to or in connection with the performance or non-performance of Services hereunder, except to the extent such Losses are attributable to the Melville Group's gross negligence or wilful misconduct.

            (b) Without limiting the provisions of Section 6.06(a), the Melville Group shall not be liable to the Footstar Group for any delay or default in performance of Services where occasioned by any cause of any kind or extent beyond the Melville Group's control including, by way of example, but not limitation, any act of God, any act, regulation or law of any government, war, civil commotion, destruction of production facilities or materials by fire, earthquake or storm, labor disturbance, epidemic, equipment breakdown or failure, failure to obtain any consent or approval of a third party necessary to provide the Services, or failure of suppliers, public utilities or common carriers ("Force Majeure"). In claiming relief hereunder Melville shall promptly notify Footstar in writing of the Force Majeure causing delay or default in performance, the probable extent to which it will be unable to perform, and the actions it intends to take to remove such Force Majeure, to the extent reasonably possible to do so. The Melville Group shall take reasonable action within its control to alleviate the Force Majeure causing delay or default in performance.

            Section 6.07. No Transfer of Proprietary Rights. No assignment or transfer by a Group of any right or license in or to any technology, software, intellectual property, know-how or other proprietary right owned, licensed or held for use by such Group shall occur or be deemed to occur by virtue of or in connection with the provision or purchase of Services by either Group hereunder.


                                  ARTICLE VII

                     CERTAIN AGREEMENTS RELATING TO LEASES

            Section 7.01.  Continuity of Existing Lease Guarantees.
With respect to each real estate lease under which any Person in the Footstar Group is a lessee or sublessee and that is in effect prior to the Distribution and that remains in effect following the Distribution (i) without any renewal option having been exercised or (ii) by reason of the exercise of any renewal option provided for in the terms of such lease as in effect as of the Distribution (collectively, the "Guaranteed Leases"), any lease guarantee of such Guaranteed Lease provided by Melville or any of its Affiliates and in effect as of the Distribution (a "Lease Guarantee") will remain in effect after the Distribution for the duration of the term of such lease and any extension thereof pursuant to the exercise of any such renewal option. Melville and its Affiliates shall be indemnified against any Losses arising from such Guaranteed Leases or Lease Guarantees, as provided in Section 4.01(c).

            Section 7.02. No New Melville Lease Guarantees To be Furnished After The Distribution. Except as expressly provided otherwise in Section 7.01, to the extent that any guarantee is required to be provided after the Distribution with respect to any real estate or other lease entered into by a Person in the Footstar Group, such guarantee shall not be furnished by any Person in the Melville Group.


                                 ARTICLE VIII

                            ACCESS TO INFORMATION

            Section 8.01.  Provision of Corporate Records.
Immediately prior to or as soon as practicable following the Distribution Date, each Group shall provide to the other Group all documents, contracts, books, records and data (including but not limited to minute books, stock registers, stock certificates and documents of title) in its possession relating to such other Group or such other Group's business and affairs; provided that if any such documents, contracts, books, records or data relate to both Groups or the business and operations of both Groups, each such Group shall provide to the other Group true and complete copies of such documents, contracts, books, records or data.

            Section 8.02.  Access to Information.   From and after the
Distribution Date, each Group shall, for a reasonable period of time, afford promptly to the other Group and its accountants, counsel and other designated representatives reasonable access during normal business hours to all documents, contracts, books, records, computer data and other data in such Group's possession relating to such other Group or the business and affairs of such other Group (other than data and information subject to an attorney/client or other privilege), insofar as such access is reasonably required by such other Group, including, without limitation, for audit, accounting, litigation and disclosure and reporting purposes.

            Section 8.03. Litigation Cooperation. Each Group shall use reasonable efforts to make available to the other Group and its accountants, counsel, and other designated representatives, upon written request, its directors, officers, employees and representatives as witnesses, and shall otherwise cooperate with the other Group, to the extent reasonably required in connection with any legal, administrative or other proceedings arising out of either Group's business and operations prior to the Distribution Date in which the requesting party may from time to time be involved.

            Section 8.04. Reimbursement. Each Group providing information or witnesses to the other Group, or otherwise incurring any expense in connection with cooperating, under Sections 8.01, 8.02 or 8.03 shall be entitled to receive from the recipient thereof, upon the presentation of invoices therefor, payment for all out-of-pocket costs and expenses as may be reasonably incurred in providing such information, witnesses or cooperation.

            Section 8.05. Retention of Records. Except as otherwise required by law or agreed to in writing, each party shall, and shall cause the members of its respective Group to, retain all information relating to the other Group's business and operations in accordance with the past practice of such party. Notwithstanding the foregoing, any party may destroy or otherwise dispose of any such information at any time, provided that, prior to such destruction or disposal, (i) such party shall provide not less than 90 days' prior written notice to the other party, specifying the information proposed to be destroyed or disposed of, and (ii) if the recipient of such notice shall request in writing prior to the scheduled date for such destruction or disposal that any of the information proposed to be destroyed or disposed of be delivered to such requesting party, the party proposing the destruction or disposal shall promptly arrange for the delivery of such of the information as was requested at the expense of the requesting party.

            Section 8.06. Confidentiality. Each party shall hold and shall cause its directors, officers, employees, agents, consultants and advisors ("Representatives") to hold in strict confidence all information (other than any such information relating solely to the business or affairs of such party) concerning the other party unless (i) such party is compelled to disclose such information by judicial or administrative process or, in the opinion of its counsel, by other requirements of law or (ii) such information can be shown to have been (A) in the public domain through no fault of such party or (B) lawfully acquired after the Distribution Date on a non-confidential basis from other sources. Notwithstanding the foregoing, such party may disclose such information to its Representatives so long as such Persons are informed by such party of the confidential nature of such information and are directed by such party to treat such information confidentially. If such party or any of its Representatives becomes legally compelled to disclose any documents or information subject to this Section, such party will promptly notify the other party so that the other party may seek a protective order or other remedy or waive such party's compliance with this Section. If no such protective order or other remedy is obtained or waiver granted, such party will furnish only that portion of the information which it is advised by counsel is legally required and will exercise its reasonable efforts to obtain reliable assurance that confidential treatment will be accorded such information. Such party agrees to be responsible for any breach of this Section by it and its Representatives.

            Section 8.07. Inapplicability of Article VIII to Tax Matters. Notwithstanding anything to the contrary in Article VIII, Article VIII shall not apply with respect to information, records and other matters relating to Taxes, all of which shall be governed by the Tax Disaffiliation Agreement.


                                  ARTICLE IX

                           CERTAIN OTHER AGREEMENTS

            Section 9.01. Intercompany Accounts. All intercompany receivable, payable and loan balances in existence as of the Distribution Date between the Melville Group and Footstar Group will be eliminated as provided in Schedule 9.01 hereto.

            Section 9.02. Certain Rights Upon a Third Party Obtaining Above a Specified Ownership Level of Footstar Common Stock. No Person or group (within the meaning of Section 13(d) under the 1934 Act) of Persons shall become the beneficial owner (within the meaning of Rule 13d-3 under the 1934
Act) of more than 35% of the Footstar Common Stock unless (i) Melville shall have received prior written notice that such Person or group proposes to acquire beneficial ownership of more than 35% of the Footstar Common Stock and
(ii) prior to such acquisition such Person or group provides to Melville (unless waived by Melville in writing) a guarantee, in form and substance acceptable to Melville, of the obligations of Footstar and the Footstar Group under this Distribution Agreement. In addition, upon any such Person or group becoming the beneficial owner of more than 35% of the Footstar Common Stock, Melville may, at its election, forthwith terminate its provision of any or all of the Services under Article VI.

            Section 9.03. Footstar Guarantee of Footaction Center, Inc. Lease Indemnity. Footstar hereby unconditionally guarantees (the "Guaranty") to Melville and the other Persons in the Melville Group (collectively, the "Guaranteed Parties") that the payment obligations of FCI under Section
4.01(c) shall be promptly performed and complied with in full when due in accordance with the terms thereof. Upon failure by FCI to make the payments required to be made by it under Section 4.01(c), for whatever reason, Footstar shall forthwith pay, within two business days of demand, the amount of the payments not so made, by wire transfer to the account of Melville designated to Footstar in writing for such purpose. Demand for payment hereunder shall be made in writing signed by a duly authorized officer of any Guaranteed Party and be given to Footstar at the address and in the manner set forth in Section
10.01. Footstar hereby agrees that its obligations under this Section 9.03 shall be unconditional, irrevocable and absolute and, without limiting the foregoing, shall not be released, discharged or otherwise affected by, the invalidity, irregularity or unenforceability of any provision of any Distribution Document, the absence of any action to enforce the same, any provision of applicable law or regulation purporting to prohibit the performance by FCI of its obligations under Section 4.01(c), any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of FCI under any provision of the Distribution Documents (except in conformity therewith), any modification or amendment of or supplement to any Distribution Document (except in conformity therewith), any change in the corporate existence, structure or ownership of FCI, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting FCI or its assets or any resulting release or discharge of any obligation under any Distribution Document, any waiver or consent by any Guaranteed Party with respect to any provisions of any Distribution Document, the recovery of any judgment against FCI or any action to enforce the same, the existence of any claim, set-off or other rights which Footstar may have at any time against any Guaranteed Party, whether in connection herewith or with any unrelated transaction (provided that nothing herein shall prevent the assertion of any such claim, set-off or other rights by separate suit or counterclaim), or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of Footstar. Footstar hereby waives diligence, presentment, demand of payment (other than the demand referred to above), or filing of claims with a court in the event of insolvency or bankruptcy of FCI, any right to require a proceeding first against FCI, protest, notice and all demands (other than the demand referred to above) whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations of FCI under Section 4.01(c) or of this Guaranty. If any Guaranteed Party is required by any court or otherwise to return to Footstar or FCI, or any receiver, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors acting in relation to Footstar or FCI, any amount paid by Footstar or FCI to such Guaranteed Party, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Footstar hereby confirms its right of subrogation in relation to the Guaranteed Parties in respect of any obligations guaranteed hereby, but agrees to delay the enforceability of such right until all obligations of FCI under Section
4.01(c) have been satisfied.

            Section 9.04. Intellectual Property Rights and Licences. Except for any license to the "Open Country" trademark granted by the Footstar Group to Bob's, Inc., neither Group shall have any right or license in or to any technology, software, intellectual property (including any trademark, service mark, patent or copyright), know-how or other proprietary right owned, licensed or held for use by the other Group.

            Section 9.05. Further Assurances and Consents. In addition to the actions specifically provided for elsewhere in this Agreement, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things, reasonably necessary, proper or advisable under applicable laws, regulations and agreements or otherwise to consummate and make effective the transactions contemplated by this Agreement, including but not limited to using its reasonable efforts to obtain any consents and approvals and to make any filings and applications necessary or desirable in order to consummate the transactions contemplated by this Agreement; provided that no party hereto shall be obligated to pay any consideration therefor (except for filing fees and other similar charges) to any third party from whom such consents or approvals are requested or to take any action or omit to take any action if the taking of or the omission to take such action would be unreasonably burdensome to the party, its Group or its Group's business.


                                  ARTICLE X

                                MISCELLANEOUS

            Section 10.01. Notices. All notices and other communications to any party hereunder shall be in writing (including telex, telecopy or similar writing) and shall be deemed given when received addressed as follows:


            If to Melville, to:

                 Melville Corporation
                 1 CVS Drive
                  Woonsocket, Rhode Island  02895
                 Telecopy:  (401) 765-7887
                 Attention:  Chief Financial Officer and
                                General Counsel

                 With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                 Telecopy:  (212) 450-4800
                 Attention:  Dennis S. Hersch

            If to Footstar or FCI, to:

                 Footstar, Inc.
                 933 MacArthur Boulevard
                 Mahwah, New Jersey  07430
                 Telecopy:  (201) 934-6761
                 Attention:  Chief Financial Officer and
                                General Counsel

                 With a copy to:

                  Davis Polk & Wardwell
                  450 Lexington Avenue
                  New York, New York  10017
                 Telecopy:  (212) 450-4800
                 Attention:  Dennis S. Hersch

Any party may, by written notice so delivered to the other parties, change the address to which delivery of any notice shall thereafter be made.

            Section 10.02. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Melville and Footstar, or in the case of a waiver, by the party against whom the waiver is to be effective.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise
thereof or the exercise of any other right, power or privilege.   The rights
and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            Section 10.03. Expenses. Except as specifically provided otherwise in this Agreement or the Tax Disaffiliation Agreement (including, without limitation, in Articles IV and VI, Sections 8.04, 8.05, 9.01, 9.03 and 10.08(c) and Schedules 5.01, 6.01(A) and 6.01(B) of this Agreement), all costs and expenses incurred in connection with the preparation, execution and delivery of the Distribution Documents and the consummation of the Distribution and the other transactions contemplated hereby (including the fees and expenses of all counsel, accountants and financial and other advisors of both Groups in connection therewith, and all expenses in connection with preparation, filing and printing of the Form 10 and the Information Statement) shall be paid by Melville; provided that Footstar shall be responsible for and pay the fees, expenses and other amounts payable to the lenders under Footstar's credit facilities and all other fees and expenses incurred in connection therewith (including the fees and expenses of Footstar's counsel in connection with the preparation and negotiation of all documentation relating to such credit facilities).

            Section 10.04. Successor and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto.

            Section 10.05. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to the conflicts of laws rules of such State.

            Section 10.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            Section 10.07. Entire Agreement. This Agreement and the other Distribution Documents constitute the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof and thereof. No representation, inducement, promise, understanding, condition or warranty not set forth herein or in the other Distribution Documents has been made or relied upon by any party hereto. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder. To the extent that the provisions of this Agreement are inconsistent with the provisions of any other Distribution Document, the provisions of such other Distribution Document shall prevail.

         Section 10.08. Tax Disaffiliation Agreement; Set-Off; Payment of After-Tax Amounts. (a) Except as otherwise provided herein and not inconsistent with the Tax Disaffiliation Agreement, this Agreement shall not govern any Tax, and any and all claims, losses, damages, demands, costs, expenses or liabilities relating to Taxes shall be exclusively governed by the Tax Disaffiliation Agreement.

            (b) If, at the time Footstar is required to make any payment to Melville under this Agreement, Melville owes Footstar any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess. Similarly, if at the time Melville is required to make any payment to Footstar under this Agreement, Footstar owes Melville any amount under this Agreement or the Tax Disaffiliation Agreement, then such amounts shall be offset and the excess shall be paid by the party liable for such excess.

            (c) If any amount paid by Melville, Footstar or their respective Post-Distribution Affiliates pursuant to Section 4.01 or 4.02 of this Agreement results in any increased Tax liability or reduction of any Tax Asset of any member of the Footstar Group, Footstar or its Post-Distribution Affiliates, or the Melville Group, Melville or its Post-Distribution Affiliates, respectively, then Melville or Footstar, as the case may be, shall indemnify the other party and hold it harmless from any interest or penalty attributable to such increased Tax liability or the reduction of such Tax asset and shall pay to the other party, in addition to amounts otherwise owed, 100 percent of the After-Tax Amount. All capitalized terms used in this
Section 10.08(c) and not otherwise defined in this Agreement are used as defined in the Tax Disaffiliation Agreement. This Section 10.08(c) shall be subject to the dispute resolution provisions contained in Section 16 of the Tax Disaffiliation Agreement.

            Section 10.09. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in the United States District Court for the Southern District of New York or any other New York State court sitting in New York County, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.01 shall be deemed effective service of process on such party.

            Section 10.10. Existing Arrangements. Except as otherwise contemplated hereby, all prior agreements and arrangements, including those relating to goods, rights or services provided or licensed, between the Footstar Group and the Melville Group shall be terminated effective as of the Distribution Date, if not theretofore terminated. No such agreements or arrangements shall be in effect after the Distribution Date unless embodied in the Distribution Documents.

            Section 10.11. Termination Prior to the Distribution. The Melville Board of Directors may at any time prior to the Distribution abandon the Distribution and, by notice to Footstar, terminate this Agreement (whether or not the Melville Board of Directors has theretofore approved this Agreement and/or the Distribution).

            Section 10.12. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.



            IN WITNESS WHEREOF the parties hereto have caused this Distribution Agreement to be duly executed by their respective authorized officers as of the date first above written.


                           MELVILLE CORPORATION



                           By /s/ Charles Conaway
                              Name:   Charles Conaway
                              Title:  Chief Financial Officer




                           FOOTSTAR, INC.



                           By  /s/ Carlos Alberini
                              Name:   Carlos Alberini
                              Title:  Chief Financial Officer



                           FOOTACTION CENTER, INC.



                           By /s/ Donald V. Roach
                              Name: Donald V. Roach
                              Title: Vice President

                                                                 Schedule 5.01




                               EMPLOYEE MATTERS


          Section 1. General. Except as otherwise set forth in this Schedule 5.01, (a) Melville shall retain (i) any and all liabilities relating to or arising out of any employee benefit or compensation arrangement (a "Plan") in respect of any employee or former employee of Melville and any Affiliate of Melville who is not a Transferred Employee (as hereinafter defined), and (ii) any and all liabilities relating to or arising out of any Plan in respect of all Transferred Employees that were incurred or are otherwise related to any period prior to and including the Distribution Date and (b) Melville shall have no liability relating to or arising out of any Plan in respect of Transferred Employees to the extent that any such liability is incurred or otherwise relates to any period after the Distribution Date.

            Section 2. Employees. With respect to each individual who, as of the Distribution Date, is employed (including persons absent from active service by reason of Short Term Disability or Long Term Disability, as hereinafter defined, or absence not relating to disability, whether paid or unpaid) in the Footstar Business ("Transferred Employees"), Footstar shall cause the employment of each Transferred Employee to be continued on the Distribution Date, provided that nothing stated herein shall limit the right of Footstar or any Subsidiary to terminate the employment of any Transferred Employee following the Distribution Date or to reduce or otherwise modify the position, responsibilities, compensation or benefits of any Transferred Employee at any time, and provided further that an individual who is employed as of the Distribution Date by Footstar or any of its Subsidiaries, but on such date is absent from active service and is receiving Long Term Disability Benefits (as hereinafter defined) shall not be considered a Transferred Employee for purposes of the Melville Long Term Disability Plan. The employee benefit plans and arrangements maintained by Footstar shall give full service credit for purposes of eligibility and vesting (and in connection with any such severance or vacation plan or policy, for purposes of determining the level of benefit) for any service on or prior to the Distribution Date of a Transferred Employee with Melville and its Subsidiaries. For purposes of this Agreement,
(i) "Short Term Disability" shall mean a condition with respect to which an employee is receiving benefits, as of the Distribution Date, under either the Melville Short Term Disability Plan or the Melville Salary Continuation Plan, and (ii) "Long Term Disability Benefits" shall mean benefits under the Melville Long Term Disability Plan.

            Section 3. Qualified Plans. (a) Melville shall retain all liabilities and obligations in respect to benefits accrued by Transferred Employees under Melville's ESOP. Melville shall cause each Transferred Employee to become 100% vested in the employee's account in Melville's ESOP as of the Distribution Date. As soon as practicable after the Distribution Date, Melville shall take such action as may be necessary, if any, to permit each Transferred Employee to exercise his rights under Melville's ESOP to effect an immediate distribution of such Transferred Employee's full account balances under Melville's ESOP or to effect a tax-free rollover of the taxable portion of the account balances into an eligible retirement plan (within the meaning of Section 401(a)(31) of the Internal Revenue Code ("Code"), a "Direct Rollover") maintained by Footstar (the "Footstar Plan") or to an individual retirement account. Melville and Footstar shall work together in order to facilitate any such distribution or rollover and to effect a Direct Rollover for those participants who elect to roll over their account balances directly into the Footstar Plan; provided that nothing contained herein shall obligate the Footstar Plan to accept a Direct Rollover in a form other than cash.

            (b) On the Distribution Date, or as soon as practicable thereafter, Footstar shall establish or designate the Footstar Plan in order to accommodate the Direct Rollovers described above and shall take all action necessary, if any, to qualify the Footstar Plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental authorities required to be made by it in connection with any Direct Rollover.

            (c) As soon as practicable after the Distribution Date, Footstar shall establish or designate an individual account plan (the "Successor Individual Account Plan"), which may be the same plan as the Footstar Plan, for the benefit of Transferred Employees, shall take all necessary action, if any, to qualify such plan under the applicable provisions of the Code and shall make any and all filings and submissions to the appropriate governmental agencies required to be made by it in connection with the transfer of assets described below. Melville shall cause each Transferred Employee to be 100% vested in the employee's account balance under Melville's 401(k) Profit
Sharing Plan as of the Distribution Date. No later than the date of the transfer described herein, Footstar shall make all applicable 401(k), profit sharing, matching contributions and qualified non-elective contributions payable under Melville's 401(k) Profit Sharing Plan with respect to Transferred Employees for periods on or prior to the Distribution Date and shall be entitled to retain any applicable reserves or accruals relating thereto. As soon as practicable following the Distribution Date, Melville shall cause the trustee of Melville's 401(k) Profit Sharing Plan to transfer in the form of cash or, to the extent applicable, notes representing outstanding loans made to Transferred Employees under Melville's 401(k) Profit Sharing Plan (or such other form as may be agreed to by Melville and Footstar) the full account balances of Transferred Employees (and beneficiaries thereof) under Melville's 401(k) Profit Sharing Plan (which account balances will have been credited with appropriate earnings attributable to the period from the Distribution Date to the date of transfer described herein), reduced by any necessary benefit or withdrawal payments to or in respect of Transferred Employees occurring during the period from the Distribution Date to the date of transfer described herein, to the appropriate trustee as designed by Footstar under the trust agreement forming a part of the Successor Individual Account Plan, it being understood that Melville is under no obligation to effect a distribution, payment or loan under Melville's 401(k) Profit Sharing Plan in respect of a Transferred Employee who either requests a loan or terminates employment after the Distribution Date but prior to the date of transfer described herein if the required distribution, payment or loan, as the case may be, forms have not been received by Melville prior to the last day of the month preceding the month in which the transfer described herein occurs. Melville and Footstar agree to take such actions and enter into such agreements, if any, that may be necessary to effect the transfer described herein. In consideration for the transfer of assets described herein, Footstar shall, effective as of the date of transfer described herein, assume all of the obligations of Melville in respect of the account balances accumulated by Transferred Employees under Melville's 401(k) Profit Sharing Plan (exclusive of any portion of such account balances which are paid or otherwise withdrawn prior to the date of transfer described herein) with respect to the account balances transferred to the Successor Individual Account Plan. Melville hereby indemnifies Footstar, the Company and the Subsidiaries against and agrees to hold them harmless from any liabilities or claims (including claims for benefits or for breach of fiduciary duties, but excluding claims for benefits to the extent of the assets transferred hereunder) relating to Melville's 401(k) Profit Sharing Plan (or the qualified status of that Plan) which arose prior to the transfer of assets described herein or which relate to the operation or administration of that Plan prior to the transfer of assets. Footstar hereby indemnifies Melville against and agrees to hold it harmless from any liabilities or claims relating to the qualified status of the Successor Individual Account Plan or the operation or administration of that Plan following the transfer of assets described herein.

          Section 4.  Welfare Plans and Worker Compensation.

            (a) Footstar and its Affiliates shall each establish or designate welfare benefit plans, within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, for the benefit of their respective Transferred Employees (the "Replacement Welfare Plans") effective January 1, 1997. Melville shall continue to provide services for Transferred Employees (and eligible spouses and dependants) under its Plans which provide medical, dental, life insurance and disability benefits for such period of time from the Distribution Date to not later than December 31, 1996 (the "Benefit Transition Period"). Footstar shall pay the cost of such services during the Benefit Transition Period (including claims run out in respect of claims incurred both before and after the Distribution Date) and shall directly fund all medical and dental claims through a bank account set up solely for such purposes. In addition, Footstar shall be entitled to retain any applicable reserves or accruals relating to such benefits. Footstar and its designated Affiliates shall retain or assume all of the obligations for any retiree benefits under any welfare plan provided Transferred Employees (and dependants) and retirees (and dependants) terminated while employed by Footstar and any Affiliate or while employed in the Footstar Business prior to the Distribution Date. Footstar and its Affiliates shall assume as of the Distribution Date all the obligations of Melville and any of its Affiliates for any obligation to provide coverage and benefits for Transferred Employees and former employees of the Footstar Business and their qualified beneficiaries under the Title X of the Consolidated Omnibus Budget Reconciliation Act of 1985 and Section 4980B of the Code.

            (b) Footstar shall be responsible for all workers compensation claims, whether arising before or after the Distribution Date, with respect to any employee or former employee of the Footstar Business, including, but not limited to, any Transferred Employee. In addition, Footstar shall be entitled to retain any applicable reserves or accruals relating thereto.

          Section 5.  Stock Options.   Except as otherwise provided in any
agreement with a Transferred Employee, as of the Distribution Date, all outstanding options issued to Transferred Employees to purchase Melville Common Stock that have heretofore been granted under any employee stock option plan of Melville and are exercisable on the Distribution Date shall be exercisable for a period of 90 days from the Distribution Date.

          Section 6. Bonus and Profit Incentive Plans. Except as otherwise provided in any agreement with a Transferred Employee, Melville shall have no liability for any bonus or profit incentive awards and Footstar shall be responsible for all such awards relating to the period beginning on the Distribution Date.

          Section 7. Severance. The continued employment by Footstar and its Affiliates of Transferred Employees after the Distribution Date shall not be deemed a severance of employment of such Transferred Employees from Melville for purposes of any policy, Plan, program or agreement of Melville or any of its Subsidiaries that provides for the payment of severance, salary continuation or similar benefits.

           Section 8. Supplemental Retirement Benefits as Deferred Compensation. Footstar and its Affiliates shall assume as of the Distribution Date all of the obligations and liabilities of Melville and any of its Affiliates for any Transferred Employee under the Supplemental Retirement Plans I and II for Select Senior Management of Melville Corporation and the Deferred Compensation Plan of Melville Corporation and Affiliated Companies, and any reserve or accrual in respect of such Transferred Employees shall be retained by or transferred to Footstar.

           Section 9. No Third Party Beneficiaries. Neither Transferred Employees nor any current, former or retired employee of Melville or its affiliates shall be entitled to enforce the provisions of this Schedule 5.01 against the respective parties as third party beneficiaries thereof.



                                                              Schedule 6.01(A)


                      BAD DEBT COLLECTION AND PREVENTION


      Services and Related Agreements

            Footstar has requested that Melville provide transitional services to Footstar pertaining to (i) check authorization, (ii) credit transaction routing, (iii) check collection and reporting, and
            (iv) bad debt collection and prevention ((i), (ii), (iii) and (iv) collectively being the "Check Services").

            On the terms and conditions set forth in this Exhibit and the Agreement and for the Term set forth below, Melville will provide to Footstar, and Footstar will purchase from Melville, the Check Services with respect to the Footstar Business, including services by Melville (i) using Melville's software system for bad debt collection and check authorization (the "Bad Debt System") and (ii) providing unlimited access to the negative check file with respect to the Footstar Business only and the positive check file with respect to all Melville businesses.

            Access by Footstar to the negative check file can be continued by Footstar only so long as Footstar continues to perform its obligations under the ETC/SCAN Service Agreement (the "ETC Agreement") (since Electronic Transaction Corporation ("ETC") is the owner of the negative check file). ETC has agreed to allow Footstar to continue to obtain services under the ETC Agreement during the transition period, and ETC has informally advised that such continued services will be at the same ETC rates as have heretofore been applicable to the Footstar Business (since Melville's original agreement with ETC covers Footstar). Notwithstanding anything else contained in this Exhibit or the Agreement, Melville will have no obligation to provide Footstar with any access to the negative check file (or access at such existing rates) if ETC does not permit Footstar such access (or such access at such existing rates) or Footstar otherwise does not continue to have any rights under the ETC Agreement.

            Ownership of all information in the negative and positive check file that is contributed by Footstar shall belong to Footstar and shall be forwarded to Footstar upon its request.

            Information relating to Footstar customers will be treated confidentially so as to preserve confidentiality from, and preclude any use by, Melville and its Affiliates, except that Melville shall have unlimited access to Footstar's positive check file. In addition, Footstar will have unlimited access to Melville's positive check file, as these positive check files are presently mutually inclusive.

            Separate collection letters and telephone collection calls will be made on Footstar bad checks.

            Charges for services will be (1) $.02 per check authorization request, (2) $.02 per credit card routing request and (3) $5.78 per returned item received.

            Melville will use reasonable efforts to accommodate any required or requested modification of Melville's Check Authorization, Credit Routing and/or Collection Management Systems, provided that Footstar will be responsible for all additional costs, as approved by Footstar, associated with each such modification unless such modification is required under the ETC Agreement and Melville would have made such modification regardless of services related to this Agreement.

            All funds recovered or collected by Melville or its designated Collection Agencies pursuant to the provision of services hereunder will be deposited into a Bank of Boston recovery account that will be opened and maintained at Footstar's expense.
            Footstar may request that additional collection agencies be approved by Melville, and Melville will give reasonable consideration to such requests.

            Footstar agrees to direct all customer inquiries, correspondence and payments concerning returned checks to the Collections Department, 200 Brickstone Square, P.O. Box 9031, Andover, MA 01810 or to telephone (508) 474-7200.

      Term

            The term for the provision and purchase of Check Services hereunder shall be from the Distribution Date until the first anniversary of the Distribution Date; provided that (i) Footstar may terminate the Check Services by giving Melville 60 days' written notice of such termination and (ii) Melville may terminate the Check Services hereunder (x) if at any time such termination is required (or continued provision of Check Services would result in any penalty or other burdensome consequence or requirement being imposed) by any federal or state regulatory agency or (y) as provided in Section 9.02 of the Agreement.


                                                              Schedule 6.01(B)


                        INSURANCE CLAIMS ADMINISTRATION


      Services and Related Agreements

            On the terms and conditions set forth in this Exhibit and the Agreement and for the Term set forth below, Melville will provide to Footstar, and Footstar will purchase from Melville, claims administration services ("Claims Services") relating to Footstar general liability insurance claims made prior to the first anniversary of the Distribution Date.

            Melville shall maintain a special bank account (the "Claims Account") for claims payment in connection with Claims Services. Melville shall, on a weekly basis, render a statement to Footstar of the amount of each claim to be paid pursuant to the provision of Claims Services hereunder. Footstar shall, promptly upon receipt of such statement, deposit (by wire transfer) the aggregate amount of the claims covered by such statement into the Claims Account. Melville shall make payment of claims by checks drawn on the Claims Account, but shall only release such checks once funds therefor have been so deposited by Footstar into the Claims Account. In addition, Melville shall allow Footstar and/or its agents reasonable access to its books and records relating to Claims Services in order to perform claim reviews.

            Within 15 days after the later of (i) the Distribution and (ii) receipt by Footstar of an invoice therefor from Melville, Footstar shall reimburse Melville for all claims handling charges and loss disbursements made prior to the Distribution (whether billed or unbilled by the Distribution Date). Additionally, at the close of each month Melville will bill Footstar for all claims reported to Melville the prior month. Upon termination of this Claims Services agreement, all fees due and owed by Footstar through termination will be paid within 15 days after the later of (x) the termination date and (y) receipt by Footstar of an invoice therefor from Melville.

      Term

            The term for the provision and purchase of Claims Services hereunder shall be from the Distribution Date until the first anniversary of the Distribution Date, unless theretofore terminated by Melville as provided in Section 9.02 of the Agreement or terminated by Footstar upon 30 days' notice to Melville.

            Upon termination, at Footstar's expense and with Melville's co-operation, all open and outstanding claims will be copied and moved to a third party processor of Footstar's choosing. Additionally, Footstar will make arrangements at its expense for moving and storing of all closed claims previously handled by the Melville claims unit within a reasonable period of time not to exceed 60 days.


                                 CLAIMS RUNOUT

            For a period of at least five years after the Distribution Date, the Footstar Group will continue to have insurance coverage with respect to claims made (i.e. claims runout) after the Distribution Date in respect of claims or losses incurred or events occurring prior to the Distribution Date (i) to the extent such claims or losses are covered under Melville insurance policies under which the Footstar Group or Footstar Business had coverage up to the Distribution Date and (ii) on the terms in effect under such policies at the time such pre-Distribution claims or losses were incurred or events occurred. Notwithstanding anything else contained herein, Melville will be liable for any deductible or retention amounts under its directors and officers liability insurance policies with respect to claims under such policies in respect of individuals who were officers, directors and/or employees of the Melville Group prior to the Distribution and arising from acts, omissions or events occurring prior to the Distribution.


                                                                 Schedule 9.01

                            INTERCOMPANY ACCOUNTS


Effective January 1, 1996, Melville Corporation ("Melville") transferred the ownership of its Meldisco and Thom McAn divisions to a newly formed subsidiary, Mel Shoe Corporation ("Mel Shoe"). At the time of this transfer, these divisions maintained an inter-divisional book investment balance of $730,004,787.02 with Melville. Mel Shoe will be a subsidiary of Footstar, Inc. ("Footstar") which is scheduled to be spun off by Melville in the third quarter of 1996.

Since its inception, Mel Shoe has borrowed funds from Melville on an inter-company basis to finance working capital and capital expenditure requirements. In connection with the spin-off, Footstar and Melville have agreed that Melville would retain $643,000,000 of the $730,004,787.02 inter-divisional book investment balance and contribute the remaining $87,004,787.02 as a capital contribution to Footstar and/or its subsidiaries (each a "Footstar Company"). This equity contribution will be used by the Footstar Companies to repay a portion of the outstanding loan balance to Melville. Had this capital contribution and repayment been made on August 7, 1996, the remaining aggregate balance owing to Melville as of such date would have been $7,058,458.03. Other than this inter-divisional book investment retention and capital contribution, all credits and debits between Melville and its subsidiaries (other than the Footstar Companies) (the "Melville Companies"), on the one hand, and the Footstar Companies, on the other hand, since January 1, 1996 have been and shall be credited to, and debited from, this inter-company balance, which will be the only inter-company balance between the Footstar Companies and the Melville Companies. The net of such inter-company balance will be repayable to Melville or the Footstar Companies, as the case may be, on or prior to the spin-off date. That is, if the Footstar Companies are in a borrowing position with Melville as of the spin-off date, the Footstar Companies will repay their loan to Melville. If the Footstar Companies are in an investment position with Melville as of the spin-off date, Melville will repay this investment to the Footstar Companies.

Based on management's forecasts, it is anticipated that sufficient cash will be generated by the Footstar Companies prior to the scheduled September 28, 1996 spin-off date to repay any remaining loan balance due to Melville. In the event the cash flow is not sufficient to repay any such amount, the Footstar Companies will be required to borrow under the $425,000,000 revolving credit facility to repay Melville.